UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2026

LIVE OAK ACQUISITION CORP. V
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42540	61-2235506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4921 William Arnold Road Memphis TN	38117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 270-3107

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LOKVU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LOKV	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LOKVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 16, 2026, Live Oak Acquisition Corp. V, a Cayman Islands exempted company (“Live Oak”), held an extraordinary general meeting of its shareholders (the “Meeting”), at which the following proposals were submitted to a vote of Live Oak shareholders. The proposals listed below are described in more detail in Live Oak’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2026 (as supplemented, the “Definitive Proxy Statement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement, as applicable.

Only Live Oak shareholders of record as of the close of business on May 7, 2026, the record date for the Meeting, were entitled to vote at the Meeting. As of the record date, 28,750,000 Live Oak Ordinary Shares were issued and outstanding, consisting of 23,000,000 Live Oak Class A Ordinary Shares and 5,750,000 Live Oak Class B Ordinary Shares. The final voting results for each matter submitted to a vote of Live Oak shareholders at the Meeting are set forth below.

Proposal 1 - The Business Combination Proposal

Live Oak’s shareholders approved Proposal 1. The votes cast were as follows:

For	Against	Abstain
20,282,626	2,830,533	0

Proposal 2 - The Domestication Proposal

Live Oak’s shareholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
20,282,626	2,830,533	0

Proposal 3 - The Charter Proposal

Live Oak’s shareholders approved Proposal 3. The votes cast were as follows:

For	Against	Abstain
20,229,926	2,883,233	0

Proposal 4-9 - The Organizational Documents Proposals

Live Oak’s shareholders approved Proposals 4-9. The votes cast were as follows:

Proposal 4: Authorized Share Capital

For	Against	Abstain
18,960,543	4,152,616	0

Proposal 5 – Exclusive Forum

For	Against	Abstain
18,960,543	4,152,616	0

Proposal 6 – Charter Amendment

For	Against	Abstain
18,907,843	4,205,316	0

Proposal 7 – Director Removal

For	Against	Abstain
18,907,843	4,205,316	0

Proposal 8 – Call for Shareholder Meeting

For	Against	Abstain
18,907,843	4,205,316	0

Proposal 9 – Provisions Related to Status as a Blank Check Company and Name Change

For	Against	Abstain
20,282,626	2,830,533	0

Proposal 10 - Incentive Plan Proposal

Live Oak’s shareholders approved Proposal 10. The votes cast were as follows:

For	Against	Abstain
19,657,843	3,455,316	0

Proposal 11 – Employee Stock Purchase Plan Proposal

Live Oak’s shareholders approved Proposal 11. The votes cast were as follows:

For	Against	Abstain
20,229,926	2,883,233	0

Proposal 12 - The Nasdaq Proposal

Live Oak’s shareholders approved Proposal 12. The votes cast were as follows:

For	Against	Abstain
20,282,626	2,830,533	0

Proposal 13 - The Director Election Proposal

Live Oak’s shareholders approved Proposal 13. The votes cast were as follows:

Director	For	Abstain	Against
Michael Brown	19,532,626	0	3,580,533
Alex Eu	19,532,626	0	3,580,533
Adam J. Fishman	19,532,626	0	3,580,533
Richard J. Hendrix	19,532,626	0	3,580,533
Evan Moore	19,532,626	0	3,580,533

Proposal 14 - The Insider Letter Amendment Proposal

Live Oak’s shareholders approved Proposal 14. The votes cast were as follows:

For	Against	Abstain
20,282,626	2,830,533	0

As there were sufficient votes at the time of the Meeting to approve each of the above proposals, the “Adjournment Proposal” described in the Definitive Proxy Statement was not presented to Live Oak shareholders.

In connection with the Meeting, holders of 18,438,659 Live Oak Class A Ordinary Shares exercised their rights to redeem their shares for a pro rata portion of the funds in the trust account of Live Oak (the “Trust Account”). As a result, approximately $48.1 million remains in the Trust Account.

Item 8.01 Other Events.

On June 16, 2026, Live Oak announced that Live Oak shareholders had voted to approve the Business Combination and other proposals related to the Business Combination at the Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE OAK ACQUISITION CORP. V

	By:	/s/ Richard Hendrix
	Name:	Richard Hendrix
	Title:	Chief Executive Officer

Dated: June 18, 2026

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